Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	10,790,376	9.23	$99,595,170.48	92.70	$9,232.47	N-2/A	333-255148	June 28, 2021	$12,996.62
Total Offering Amounts						$99,595,170.48		$9,232.47
Total Fees Previously Paid								$12,996.62
Total Fee Offsets								$9,232.47
Net Fee Due								$0.00

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the shares of beneficial interest on April 26, 2022 as reported on the New York Stock Exchange.

(2) Transmitted prior to filing. A registration fee amount of $, which represents that portion of the registration fee attributable to the unsold securities under the Registrant's Registration Statement on Form N-2 (File No. 333-255148) filed June 21, 2021, is being applied to offset against the registration fee currently due pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(1)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	N-2/A	333-255148	6/21/21	6/21/21	$12,996.62	Equity	Common Stock	10,790,376	$99,595,170.48	$12,996.62
Fee Offset Sources	Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	N-2/A	333-220692(2)	4/5/18	4/5/18	$9,232.47	Equity	Common Stock	10,790,376	$99,595,170.48	$9,232.47

(1)        The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.

(2)        Refers to the Registrant’s filing on Form N-2/A on April 5, 2018 in which a total of 12,811,820 shares were registered and corresponding fee paid. Such shares were subsequently carried forward in connection with the Registrant’s filing on June 21, 2021 on Form N-2/A (File No. 333-255148).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date